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                                  EXHIBIT 10.5

                            AMENDMENT ONE TO SERVICE
                          SCHEDULE CONSULTING SERVICES
                              BETWEEN GTE AND MSI

                            DATED NOVEMBER 13, 1998.


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[GTE INTERNETWORKING LOGO]                                      SERVICE SCHEDULE
                                                             C0NSULTING SERVICES
                                                                 A98-STD-PSA-523
                                                                    AMENDMENT #1


This Service Schedule Amendment #1 together with any attached Task Statement is part of and is governed by the Master Agreement for Internetworking Services ("Master Agreement") executed between GTE Internetworking Incorporated and Micro-Media Solutions, Inc., dated 5/29/98 and the Service Schedule for Consulting Services ("Service Schedule") A98-STD-PSA-523 dated October 15, 1998, executed between same. The terms and conditions of the Master Agreement and the Service Schedule are incorporated herein by reference.

1. SCOPE OF SERVICE. We will provide you with the consulting services ("Consulting Service") identified in the attached Task Statement entitled "NAP Design Proposal for MSI" and dated November 11, 1998 for a fixed price of $553,000, plus travel/living expenses. The Task Statement contains (a) a description of the work to be undertaken including deliverables, performance period and other details relating to such work, (b) the obligations and responsibilities of each party related to the Task Statement and (c) any acceptance criteria. The Task Statement may be modified by mutual written agreement. Changes or additions to work performed under the Task Statement may require changes in the resources provided by us which may result in additional costs to you or changes in the project schedule. The terms of and conditions of this Task Statement are independent of and shall have no impact upon the provisions of any other Task Statement.

2.   PAYMENT TERMS. You agree to pay us in the following manner:

     Payment Amount      Payment Due Date
     --------------      ----------------
     10%                 Execution

     30%                 60 days after the effective date

     30%                 90 days after the effective date

     30%                 Upon delivery of deliverables

3. OTHER TERMS AND CONDITIONS REMAIN UNCHANGED. It is the Intention of the parties that except for the changes explicitly listed above, all other terms and conditions of the Master Agreement and Service Schedule and any other Exhibits, Attachments or Addenda thereto shall remain in full force and effect.


Agreed to and accepted by

GTE Internetworking, Inc.                  Micro-Media Solutions, Inc.

By: /s/ KATHERINE PONGRATZ                 By: /s/ JOSE CHAVEZ
   ----------------------------------         ----------------------------------

Printed Name: Katherine Pongratz           Printed Name: Jose Chavez
             ------------------------                   ------------------------

Title: Sr. Rep. Contract Relations         Title: President/CEO
      -------------------------------            -------------------------------

Date: 11/24/98                             Date: 11-13-98
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